Exhibit 1.01

Helios Technologies, Inc.

Conflict Minerals Report

For the year ended December 31, 2024

Introduction

This report for the period from January 1, 2024 through December 31, 2024 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“the Rule”). The Rule was adopted by the United States Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose products that are manufactured or contracted to be manufactured contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Company Overview

This report has been prepared by the management of Helios Technologies, Inc. (herein referred to as “Helios” or the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. Helios Technologies, Inc. is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health, and wellness. Helios sells its products to customers in over 90 countries around the world. The Company’s strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisitions.

The Company operates in two business segments: Hydraulics and Electronics. There are two key technologies within the Hydraulics segment: motion control technology (MCT) and fluid conveyance technology (FCT). Our MCT products provide simultaneous control of acceleration, velocity and position. MCT includes our cartridge valve technology, where we pioneered a fundamentally different design platform employing a floating nose construction that results in a self-alignment characteristic. This design provides better performance and reliability advantages compared with most competitors’ product offerings. Our cartridge valves are offered in several size ranges and include both electrically actuated and hydro-mechanical products. They are designed to be able to operate reliably at higher pressures than most competitors, making them suitable for both industrial and mobile applications. Our FCT products transfer hydraulic fluid from one point to another. FCT includes our quick release couplings products, which allow users to connect and disconnect quickly from any hydraulic circuit without leakage and ensures high-performance under high temperature and pressure using one or multiple couplers. The Electronics segment provides complete, fully-tailored display and control solutions for engines, engine-driven equipment, specialty vehicles, therapy baths and traditional and swim spas. This broad range of products is complemented by extensive application expertise and unparalleled depth of software, embedded programming, hardware and sustaining engineering teams.

Conflict Minerals Program & Policy

The Company has actively engaged with its customers and suppliers for several years with respect to the use of conflict minerals. We have adopted a conflict minerals policy articulating the conflict minerals supply chain due diligence process and the Company’s commitments to reporting obligations regarding conflict minerals: which is available at www.heliostechnologies.com under “Investors” in the “Governance” section.

Description of Products

Only some of Helios Technologies, Inc. products fall in scope of the Rule, as they may contain one or more of the 3TGs. For the Reporting Period, Helios identified the following products manufactured or contracted to be manufactured by it as those containing 3TGs:

Product Description	Used In	Finished Product
Solder	Circuit Boards and Cable	IR embedded amplifier
Pin	Circuit Boards	XMD Series

Connectors	Coils and Circuit Boards	Coils
Tantalum Capacitor	Circuit Boards	Displays
Integrated Circuit Boards	Circuit Boards	Panels
Circuit Board Assemblies	Circuit Boards	I/O modules
M7 Tool Steel	Form Tools and Taps	Hydraulics controls
Cable	Cable	Monitoring Instruments

Reasonable Country of Origin Inquiry

To determine whether necessary 3TGs in products originated in Conflict-Affected and High-Risk Areas, Helios Technologies, Inc. retained Assent Inc. (“Assent”), a third-party service provider, to assist us in reviewing the supply chain and identifying risks. The Company provided a list composed of suppliers and parts associated with the in-scope products to Assent for upload to the Assent Compliance Manager.

To trace materials, and demonstrate transparency procured by the supply chain, Helios Technologies, Inc. utilized the Conflict Minerals Reporting Template (CMRT) Version 6.4 or higher to conduct a survey of all in-scope suppliers.

During the supplier survey, the Company contacted suppliers via the Assent Compliance Manager, a software-as-a-service (SaaS) platform provided by Assent that enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The Assent Compliance Manager also provides functionality that meets the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.

Via the Assent Compliance Manager and Assent team, the Company requested that all suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the Assent Compliance Manager for future reporting and transparency. Helios Technologies, Inc. directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to Assent.

The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT, which helps identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of Tier 1 suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement.

All submitted declaration forms are accepted so that data is retained, but they are classified as valid or invalid based on a set criteria of validation errors (see appendix C for CMRT validation criteria). Suppliers are contacted regarding invalid forms and are encouraged to correct validated errors to resubmit a valid form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Helios Technologies, Inc. tracks program gaps to account for future improvement opportunities.

Due Diligence

Design of Due Diligence

Helios has designed its due diligence framework for the Reporting Period to conform in material respects with OECD Guidance and the related Supplements for 3TG. The program aligns with the five steps for due diligence that are described by the OECD

Guidance and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.

Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot be fully owned by the Company. However, through active risk identification and risk assessment, as well as continued outreach and process validation, risk gaps can be mitigated. This aligns with industry standards and market expectations for downstream companies’ due diligence.

Due Diligence Performed

1)
Establish Strong Company Management Systems

Internal Compliance Team

Helios established a cross-functional Conflict Minerals Compliance Team consisting of members from supply chain, finance, legal & compliance, as well as operations, overseen by our General Counsel. The Conflict Minerals Compliance Team is responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts.

The Company also uses a third-party service provider, Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company will undertake with suppliers and/or respective stakeholders in regard to conflict minerals. The Company leverages Assent’s Managed Services in order to work with dedicated program specialists who support Helios Technologies’ conflict minerals program. The Company communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and understands the intricacies of reporting templates such as CMRT and CMRs, as well as Section 1502 of the Dodd-Frank Act.

Control Systems

The Company expects all suppliers to have policies and procedures in place to ensure that 3TGs used in the production of the products sold to Helios Technologies, Inc. are “conflict free or responsibly sourced.” This means that the products should not contain minerals (3TGs) sourced from areas that have been identified to be in the presence of widespread human rights abuses and violations of law either directly or indirectly. The Company expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

Helios Technologies, Inc.’s Supplier Code of Conduct applies to all direct suppliers and outlines certain expected behaviors and practices. This code of conduct is based on industry and internationally accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. The Supplier Code of Conduct is provided to all direct suppliers and is available here https://www.heliostechnologies.com/investors/corporate-governance/governance-documents. If a supplier does not meet the Company’s requirements, the relationship with this supplier will be evaluated.

Supplier Engagement

Helios Technologies, Inc. has a strong relationship with Tier 1 direct suppliers. As an extremely important part of the supply chain, Helios Technologies, Inc. has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. Helios Technologies, Inc. suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly fill a CMRT. Suppliers are provided guidance in their native language, if needed.

The Company engages with suppliers directly to request a valid (free of validated errors) CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, the Company has developed an internal procedure that includes supplier risk identification process that then leads to further steps of supplier engagement in the form of escalations, such as in-person meetings and/or corrective actions. Feedback from this engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative.

Additionally, the Company’s Conflict Minerals Policy is included in supplier contracts, requiring new suppliers to read and accept the policy as a requirement of doing business with Helios Technologies, Inc. When entering into or renewing supplier contracts, a clause is added that requires suppliers to provide information about the source of 3TGs and smelters.

The Company continues to place a strong emphasis on supplier education and training. To accomplish this, Assent’s online resources are leveraged, and all in-scope suppliers have been provided with access to their library of conflict minerals training and support resources. Also, Assent’s automated feedback process that notifies suppliers of risks associated with their CMRT submission serves to educate suppliers of certain conflict minerals’ risks. Helios Technologies, Inc. believes that the combination of the Supplier Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program.

Grievance Mechanisms

The Company established multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Helios Technologies, Inc.’s policies, including conflict minerals. Suppliers and others outside of Helios Technologies, Inc. may contact the Conflict Minerals Team, including to report grievances, via using a dedicated email address (heliostechnologies@ethicspoint.com) that is published in the Conflict Minerals Policy and in other communications with suppliers. Any violations are reported to the Conflict Minerals Committee, including the General Counsel.

Violations or grievances at the industry level can be reported to the RMI directly as well. This can be done at http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

Maintain Records

The Company has adopted a policy to retain relevant documentation for a period of five years. Through Assent, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. The Company stores all of the information and findings from this process in a database that can be audited by internal or external parties.

2)
Identifying & Assessing Risk in the Supply Chain

Supplier Risk Evaluation

Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on a CMRT, which the Assent Compliance Manager identifies automatically based on established criteria. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, Helios Technologies, Inc. is unable to determine if all of the specified smelters/refiners were used for 3TGs in the products supplied to the Company.

Assent’s supplier risk assessment (flagging suppliers’ risk as high, medium, low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter validation process, which establishes risk at the smelter level via an analysis that considers multiple conflict minerals factors.

Smelter/Refiners Risk Evaluation

Other supply chain risks were identified by assessing the due diligence practices and audit status of smelters/refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent’s Smelter validation program compared listed facilities into the list of smelters/refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2024 calendar year.

Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (RMAP). Helios Technologies, Inc. does not have a direct relationship with smelters/refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters that are conformant to RMAP audit standards are considered to have their sourcing validated as “conflict free or responsibly sourced.” In cases where the smelter/refiner’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, further due diligence steps are followed to notify suppliers reporting these facilities. Smelters/refiners are actively monitored to proactively identify other risks pertaining to conflict minerals.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

•
Geographic proximity to Conflict-Affected and High-Risk Areas.
•
Known mineral source country of origin.
•
RMAP audit status.
•
Credible evidence of unethical or conflict sourcing.
•
Peer assessments conducted by credible third-party sources.
•
Sanctions risks

Risk mitigation activities are initiated whenever a supplier’s CMRT reports facilities of concern. Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions. Examples include the submission of a product specific CMRT to better identify the connection to products that they supply to Helios Technologies, Inc. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain.

In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process. Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

3)
Design & Implement A Strategy to Respond to Risks

Together with Assent, Helios Technologies, Inc. developed processes to assess and respond to the risks identified in the supply chain. Helios Technologies, Inc. has a risk management plan, through which the conflict minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and the Company’s expectations.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, the Company will assess if replacing that supplier is feasible. The results of the program and risk assessment are shared with the Conflict Minerals Team and the Helios Technologies, Inc.’s Leadership Team to ensure transparency within the Company.

4)
Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Helios Technologies, Inc. does not have a direct relationship with any 3TG smelters/refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters/refiners (industry recognized audit/assessment programs). As an example, RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters/refiners that agree to participate in the program.

Assent directly engages smelters/refiners that are not currently enrolled in an industry recognized audit/assessment program to encourage their participation and for those smelters/refiners already conformant to the corresponding program’s standards, Assent thanks them for their efforts on behalf of its compliance partners. Helios Technologies, Inc. is a signatory of these communications in accordance with the requirements of downstream companies detailed in the OECD Guidance.

5)
Report Annually on Supply Chain Due Diligence

Helios Technologies, Inc. has published the Form SD for the year ended December 31, 2024. This report is available on the Investor Relations section of the Company’s website. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein. Helios Technologies, Inc. has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission (SEC).

This year the Company has also considered impacts from the EU Conflict Minerals Regulation when disclosing details with regards to due diligence efforts. The Company will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public report.

Due Diligence Results

Supply Chain Outreach Results

Supply chain outreach is required to identify the upstream sources of origin of tin, tantalum, tungsten, and gold. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Helios Technologies, Inc. for the 2024 reporting year.

Supply Chain Outreach Metrics

Number of in-scope suppliers	Response rate
1,032	55.81%

Upstream Data Transparency

Appendix A includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during the 2024 calendar year. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which company’s product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters/refiners which actually processed the 3TGs contained in the Company’s products.

Although the potential for over-reporting is understood, Helios Technologies, Inc. has taken measures to validate all smelter/refiner data against validated audit programs and databases intended to verify the material types and mine sources of origin. From the gathered responses, 39 smelters that potentially posed a risk due to the presence of some red flag indicators were identified.

Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections.

Status	Number of identified smelters/refiners
RMAP Conformant	232
RMAP Active	4
Not Enrolled	97
Non-Conformant	32

Country of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country-of-origin data obtained via Assent’s supply chain database (or other Reasonable Country of Origin Inquiry (“RCOI”) data, in the scenario Helios Technologies, Inc. decides to use alternative data sources). As mentioned in the above section, it is understood that overreporting might occur which could result in Appendix B having more countries than those strictly relevant to the Company’s products.

Steps to Be Taken to Mitigate Risk

For the 2025 Reporting year, Helios Technologies, Inc. intends to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in the Company’s products could originate from Conflict-Affected and High-Risk Areas:

•
Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:
o
Using a comprehensive smelter library with detailed status and notes for each entity.
o
Scanning for verifiable media sources on each smelter to flag risk issues.
o
Comparing the list of smelters/refiners against government watch and denied parties lists.
•
Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs.
•
Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
•
Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.
•
Following the OECD Guidance process, increase the emphasis on clean and validated smelter information from the supply chain through feedback and detailed smelter analysis.

Appendix A: Smelter List

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Agosi AG	Germany	CID000035
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States of America	CID001157
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Advanced Chemical Company	United States of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	LT Metal Ltd.	Korea, Republic of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Asahi Refining USA Inc.	United States of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States of America	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	LS MnM Inc.	Korea, Republic of	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Materion	United States of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Sabin Metal Corp.	United States of America	CID001546
Gold	Samduck Precious Metals	Korea, Republic of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China	CID001810
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Torecom	Korea, Republic of	CID001955
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Morris and Watson	New Zealand	CID002282
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605
Gold	Marsam Metals	Brazil	CID002606

Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Abington Reldan Metals, LLC	United States of America	CID002708
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Safimet S.p.A	Italy	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	NH Recytech Company	Korea, Republic of	CID003189
Gold	QG Refining, LLC	United States of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States of America	CID003500
Gold	MD Overseas	India	CID003548
Gold	Metallix Refining Inc.	United States of America	CID003557

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	WEEEREFINING	France	CID003615
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Dongwu Gold Group	China	CID003663
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	GG Refinery Ltd.	Tanzania, United Republic of	CID004506
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435
Gold	Attero Recycling Pvt Ltd	India	CID004697
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714
Gold	Elite Industech Co., Ltd.	Taiwan, Province of China	CID004755
Gold	NOBLE METAL SERVICES	United States of America	CID003690
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	QuantumClean	United States of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	Materion Newton Inc.	United States of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550

Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813
Tin	Alpha	United States of America	CID000292
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	Dowa	Japan	CID000402
Tin	EM Vinto	Bolivia (Plurinational State of)	CID000438
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	Rui Da Hung	Taiwan, Province of China	CID001539
Tin	Thaisarco	Thailand	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	Tin Technology & Refining	United States of America	CID003325
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	VQB Mineral and Trading Group JSC	Vietnam	CID002015
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Super Ligas	Brazil	CID002756
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	Pongpipat Company Limited	Myanmar	CID003208

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	DS Myanmar	Myanmar	CID003831
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of The	CID004065
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796
Tin	PT Mitra Graha Raya	Indonesia	CID004685
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Global Tungsten & Powders LLC	United States of America	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Kennametal Fallon	United States of America	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan High-Tech Materials	Vietnam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	United States of America	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	CID003978
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	CID004034
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	CID004060
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China	CID004397
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	Kenee Mining Corporation Vietnam	Vietnam	CID004619
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438

Appendix B: Countries of Origin

Albania	Ecuador	Kyrgyzstan	Saudi Arabia
Andorra	Egypt	Liberia	Senegal
Angola	El Salvador	Liechtenstein	Serbia
Argentina	Eritrea	Lithuania	Sierra Leone
Armenia	Estonia	Luxembourg	Singapore
Australia	Ethiopia	Madagascar	Slovakia
Austria	Fiji	Malaysia	Solomon Islands
Azerbaijan	Finland	Mali	South Africa
Belarus	France	Mauritania	South Sudan
Belgium	Georgia	Mexico	Spain
Benin	Germany	Mongolia	Sudan
Bermuda	Ghana	Morocco	Suriname
Bolivia (Plurinational State of)	Guam	Mozambique	Sweden
Botswana	Guatemala	Myanmar	Switzerland
Brazil	Guinea	Namibia	Taiwan
Bulgaria	Guyana	Netherlands	Tajikistan
Burkina Faso	Honduras	New Zealand	Tanzania
Burundi	Hong Kong	Nicaragua	Thailand
Cambodia	Hungary	Niger	Togo
Canada	India	Nigeria	Turkey
Central African Republic	Indonesia	Norway	Uganda
Chile	Ireland	Oman	United Arab Emirates
China	Israel	Panama	United Kingdom
Colombia	Italy	Papua New Guinea	United States of America
Congo	Ivory Coast	Peru	Uruguay
Cyprus	Japan	Philippines	Uzbekistan
Democratic Republic of the Congo	Jersey	Poland	Vietnam
Djibouti	Kazakhstan	Portugal	Zambia
Dominica	Kenya	Russian Federation
Dominican Republic	Korea	Rwanda

Appendix C: CMRT Declaration Rejection/Approval Criteria

Assent Sustainability Platform Logic Structure

The following tables map the Assent Sustainability Platform’s status outputs and CMRT logic structure when determining supplier conflict mineral statuses as displayed on the dashboard. Using this table, and referencing the CMRT questions listed above, users will be able to determine what answers were provided by their suppliers to earn their conflict minerals statuses.

Dashboard Supplier Response Statuses

Supplier Status	Description
Not Submitted	A CMRT has not been submitted by the supplier
Complete	A CMRT has been submitted, and is valid and complete
Incomplete	A supplier with parts associated to them has submitted a partially completed Product-Level or User-Defined CMRT
Invalid Submission	A CMRT has been submitted and deemed invalid based on contradicting responses in the template
Out of Scope	The supplier is out of scope for conflict minerals and does not need to be contacted